BioScrip, Inc. COMMON STOCK INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE COMMON STOCK CUSIP 09069N 10 8 SEE REVERSE FOR CERTAIN DEFINITIONS This is to certify that is the owner of FULLY-PAID AND NON-ASSESSABLE SHARES, PAR VALUE $. 0001 PER SHARE, OF THE COMMON STOCK OF Bioscrip, Inc. (the “corporation”) transforable on the books of the Corporation in person on by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrer Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated: SECRETARY CHAIRMAN OF THE BOARD COUNTERSIGNED AND REGISTERED AMERICAN STOCK TRANSFER & TRUST COMPANY (NEW YORK, NEW YORK) TRANSFER AGENT AND REGISTRARAUTHORIZED OFFICER

BioScrip, Inc.
     THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS A COPY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF, WHICH THE CORPORATION IS AUTHORIZED TO ISSUE, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. ANY SUCH REQUEST MAY BE MADE TO THE CORPORATION OR THE TRANSFER AGENT.
KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR
DESTROYED THE COMPANY WILL REQUIRE A BOND OF INDEMNITY AS A
CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT — Custodian
TEN ENT	—	as tenants by the entireties	(Cust) (Minor)
JTTEN	—	as joint tenants with right of	under Uniform Gifts to Minors
		survivorship and not as tenants in common	Act (State)

Additional abbreviations may also be used though not in the above list

For value received, hereby sell, assign and transfer write

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.
     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between the Corporation and American Stock Transfer & Trust Company dated as of November 24, 1998, as amended on December 14, 1998, May 20, 1999 and November 26, 2002 as it may be further amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the Corporation’s corporate headquarters. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Corporation will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Adverse Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void and nontransferable.